EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT






The Board of Directors
J. Baker, Inc.


We consent to the incorporation by reference in Registration Statements of J. Baker, Inc. on Form S-8 No. 33-10385, No. 33-20302, No. 33-39425, No. 33-59786,
No. 33-59788,  No. 33-59790 and No. 33-60605,  and on Form S-3 No. 33-51645, No.
333-2797 and No. 333-35923 of our report dated March 17, 1999 appearing in the Annual Report on Form 10-K of J. Baker, Inc. for the year ended January 30, 1999.



                                              /s/KPMG Peat Marwick LLP
                                              ------------------------
                                              KPMG Peat Marwick LLP





Boston, Massachusetts
April 26, 1999